Exhibit 10.3

__________

GRAFITI HOLDING INC.

2024 STOCK INCENTIVE PLAN

Effective June 11, 2024

__________

(i)

7.4	Settlement of DSUs	20
7.5	No Additional Amount or Benefit	21

ARTICLE 8 ADDITIONAL AWARD TERMS		21
8.1	Dividend Equivalents	21
8.2	Black-out Period	22
8.3	Withholding Taxes	22
8.4	Recoupment	22

ARTICLE 9 TERMINATION OF EMPLOYMENT OR SERVICES		23
9.1	Termination of Employee, Consultant or Director	23
9.2	Discretion to Permit Acceleration of Vesting	25

ARTICLE 10 EVENTS AFFECTING THE CORPORATION		26
10.1	General	26
10.2	Change in Control	26
10.3	Reorganization of Corporation’s Capital	28
10.4	Other Events Affecting the Corporation	28
10.5	Immediate Acceleration of Awards	28
10.6	Issue by Corporation of Additional Shares	28
10.7	Fractions	28

ARTICLE 11 U.S. TAXPAYERS		29
11.1	Provisions for U.S. Taxpayers	29
11.2	Certain Defined Terms	29
11.3	ISOs	29
11.4	ISO Grants to 10% Shareholders	30
11.5	$100,000 Per Year Limitation for ISOs	30
11.6	Disqualifying Dispositions	30
11.7	Section 409A of the Code	30
11.8	Section 83(b) Election	31
11.9	Application of Article 11 to U.S. Taxpayers	31

ARTICLE 12 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN		31
12.1	Amendment, Suspension, or Termination of the Plan	31
12.2	Shareholder Approval	32
12.3	Permitted Amendments	33

ARTICLE 13 MISCELLANEOUS		33
13.1	Legal Requirements and Other Considerations	33
13.2	No Other Benefit	34
13.3	Rights of Participant	34
13.4	Corporate Action	34
13.5	Conflict	34
13.6	Anti-Hedging Policy	34
13.7	Participant Information	35
13.8	Participation in the Plan	35
13.9	International Participants; Local Law Modifications	35
13.10	Successors and Assigns	35
13.11	General Restrictions or Assignment	35
13.12	Severability	36
13.13	Notices	36
13.14	Electronic Delivery	36
13.15	Effective Date	36
13.16	Governing Law	36
13.17	Submission to Jurisdiction	36

__________

(ii)

GRAFITI HOLDING INC.

STOCK INCENTIVE PLAN

Article 1
PURPOSE

1.1	Purpose

The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation and its subsidiaries, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long-term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long-term investments and proprietary interests in the Corporation.

Article 2
INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;

“Award” means any Option, Restricted Share, Restricted Share Unit, Performance Share Unit or Deferred Share Unit granted under this Plan which may be denominated or settled in such form as provided herein;

“Award Agreement” means a signed, written agreement between a Participant and the Corporation, in the form or any one of the forms approved by the Plan Administrator, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements;

“Board” means the board of directors of the Corporation as it may be constituted from time to time;

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Vancouver, British Columbia, are open for commercial business during normal banking hours;

“Canadian Taxpayer” means a Participant that is resident of Canada for purposes of the Tax Act;

“Cash Fees” has the meaning set forth in Subsection 7.1(a);

“Cashless Exercise” has the meaning set forth in Subsection 4.5(b);

“Cause” means, with respect to a particular Participant:

(a)	“cause” (or any similar term) as such term is defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant;

(b)	in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation and the Participant or “cause” (or any similar term) is not defined in such agreement, “cause” as such term is defined in the Award Agreement; or

(c)	in the event neither (a) nor (b) apply, then “cause” as such term is defined by applicable law or, if not so defined, such term shall refer to circumstances where (i) with respect to a Participant who is classified by the Corporation as an Employee, Consultant, or Director located outside of the United States, (A) an employer may terminate an individual’s employment without notice or pay in lieu thereof or other damages or (B) the Corporation or any subsidiary thereof may terminate the Participant’s contract without notice or without pay in lieu thereof or other termination fee or damages, or (ii) with respect to a Participant who is classified by the Corporation as an Employee, Consultant, or Director located in the United States, a determination has been made by the Plan Administrator in its sole discretion that a termination is for “cause”;

“Change in Control” means the occurrence of any one or more of the following events:

(a)	any transaction at any time and by whatever means pursuant to which any Person or any group of two or more Persons acting jointly or in concert hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (British Columbia)) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, and including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(b)	the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a subsidiary of the Corporation;

(c)	the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one or more Persons which were Affiliates of the Corporation prior to such event;

(d)	the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short-form amalgamation or exchange of securities with a subsidiary of the Corporation);

(e)	individuals who comprise the Board as of the date hereof (the “Incumbent Board”) for any reason cease to constitute at least a majority of the members of the Board, unless the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and in that case such new director shall be considered as a member of the Incumbent Board; or

(f)	any other event which the Board determines to constitute a change in control of the Corporation;

provided that, notwithstanding clause (a), (b), (c) and (d) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (a), (b), (c) or (d) above: (A) the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (b) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (the “voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity; and (B) no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non-Qualifying Transaction” and, following the Non-Qualifying Transaction, references in this definition of “Change in Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which is triggered by or would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder;

“Committee” has the meaning set forth in Section 3.2;

“Consultant” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render consulting or advisory services (including as a director or officer of any subsidiary of the Corporation), other than as an Employee or Director, and whether or not compensated for such services; provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities. For avoidance of doubt, a “Consultant” will include only those Persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(a)	when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(b)	when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(c)	when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

”Corporation” means Grafiti Holding Inc. and its successors;

”Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or, if no such date is specified, the date upon which the Award was granted;

“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 7;

“Director” means a director of the Corporation who is not an Employee;

“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;

“Disabled” or “Disability” means, with respect to a particular Participant:

(a)	“disabled” or “disability” (or any similar terms) as such terms are defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant;

(b)	in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation and the Participant, or “disabled” or “disability” (or any similar terms) are not defined in such agreement, “disabled” or “disability” as such term are defined in the Award Agreement;

(c)	in the event neither (a) or (b) apply, then (except in the case of Canadian Taxpayers) the incapacity or inability of the Participant, by reason of mental or physical incapacity, disability, illness or disease (as determined by a legally qualified medical practitioner or by a court) that prevents the Participant from carrying out their normal and essential duties as an Employee, Director or Consultant for a continuous period of six months or for any cumulative period of 180 days in any consecutive twelve month period, the foregoing subject to and as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan; or,

(d)	in the event neither (a) or (b) apply, then in the case of Canadian Taxpayers, the incapacity or inability of the Participant, by reason of mental or physical incapacity, disability, illness or disease (as determined by a legally qualified medical practitioner or by a court) that prevents the Participant from carrying out their normal and essential duties as an Employee, Director or Consultant, provided that if the Participant is entitled to accommodation under applicable human rights laws, the Participant cannot be accommodated without imposing undue hardship on the Corporation or the subsidiary by which that Participant is employed or engaged, the foregoing subject to and as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

“Effective Date” means the effective date of this Plan, being ●, 2024;

“Elected Amount” has the meaning set forth in Subsection 7.1(a);

“Electing Person” means a Participant who is, on the applicable Election Date, a Director;

“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Subsection 7.1(b);

“Election Notice” has the meaning set forth in Subsection 7.1(b);

“Employee” means an individual who:

(a)	is considered an employee of the Corporation or a subsidiary of the Corporation for purposes of source deductions under applicable tax or social welfare legislation; or

(b)	works full-time or part-time on a regular weekly basis for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such subsidiary;

“Exchange” means (a) The Nasdaq Stock Market LLC or (b) the primary exchange on which the Shares are then listed, as determined by the Plan Administrator, if (i) The Nasdaq Stock Market LLC is no longer the Corporation’s primary exchange or (ii) the Shares are not listed on The Nasdaq Stock Market LLC;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the tenth anniversary of the Date of Grant) or, if not so specified, means the tenth anniversary of the Date of Grant;

“In-the-Money Amount” has the meaning given to it in Subsection 4.5(b);

“Market Price” at any date in respect of the Shares shall be the volume weighted average closing price of Shares on the Exchange for the five trading days immediately preceding such date; provided that, for so long as the Shares are listed and posted for trading on the Exchange, the Market Price shall not be less than the market price, as calculated under the policies of the Exchange; and provided, further, that with respect to an Award made to a U.S. Taxpayer, such Participant, the class of Shares and the number of Shares subject to such Award shall be identified by the Board or the Committee prior to the start of the applicable five trading day period. In the event that such Shares are not listed and posted for trading on any Exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

“Option” means a right to purchase Shares under Article 4 of this Plan that is non-assignable and non-transferable, unless otherwise approved by the Plan Administrator;

“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;

“Participant” means a current or former Director, Employee or Consultant to whom an Award has been granted under this Plan;

“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

“Performance Share Unit” or “PSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 6;

“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in their capacity as trustee, executor, administrator or other legal representative;

“Plan” means this 2024 Stock Incentive Plan, as may be amended from time to time;

“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

“Prior Plan” means the Corporation’s 2021 Stock Option Plan, as the same may have been amended and/or restated;

“PSU Service Year” has the meaning given to it in Section 6.1;

“Restricted Share” means a Share granted to an Eligible Person under Section 5.5 that is subject to certain restrictions and to a risk of forfeiture.

“Restricted Share Unit” or “RSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 5;

“Retirement” means the termination of the Participant’s working career by reason of retirement, other than on account of the Participant’s termination of service by the Corporation or its subsidiary for Cause, provided that, (i) with respect to a Canadian Taxpayer, such retirement is voluntary on their part, and (ii) with respect to a U.S. Taxpayer, a termination by reason of retirement shall not be deemed a “Retirement” unless and until such Retirement is approved by the Plan Administrator in its sole discretion;

“RSU Service Year” has the meaning given to it in Section 5.1;

“Section 409A of the Code” or “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretive authority issued thereunder;

“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;

“Share” means one common share in the capital of the Corporation as constituted on the Effective Date or any share or shares issued in replacement of such common share in compliance with the laws of the Province of British Columbia or other applicable law, and/or one share of any additional class of common shares in the capital of the Corporation as may exist from time to time, or, after an adjustment contemplated by Article 10, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan, to be a subsidiary;

“Tax Act” has the meaning set forth in Section 4.5(d);

“Termination Date” means, subject to applicable law which cannot be waived:

(a)	in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates for any reason other than death, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in a written employment or other agreement between the Employee and Corporation or a subsidiary of the Corporation, or (ii) if no such written employment or other agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be (whether or not that cessation of employment is lawful); provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of deemed employment or any period of notice or reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;

(b)	in the case of a Consultant whose agreement or arrangement with the Corporation or a subsidiary of the Corporation terminates for any reason other than death, (i) the date designated by the Corporation or the subsidiary of the Corporation, as the “Termination Date” (or similar term) or expiry date in a written agreement between the Consultant and Corporation or a subsidiary of the Corporation, or (ii) if no such written agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Consultant ceases to be a Consultant or a service provider to the Corporation or the subsidiary of the Corporation, as the case may be, or on which the Participant’s agreement or arrangement is terminated, (whether or not that cessation or termination is lawful); provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given; in any event, the “Termination Date” shall be determined without including any period of deemed service or any period of notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, termination fees or other damages paid or payable to the Participant; and

(c)	in the case of a Director, the date such individual ceases to be a Director; and,

(d)	in the case of termination of employment or service due to death, the date of the death,

and in each case unless the individual continues to be a Participant in another capacity.

Notwithstanding the foregoing, in the case of a U.S. Taxpayer, a Participant’s “Termination Date” will be the date the Participant experiences a “Separation from Service” with the Corporation or a subsidiary of the Corporation within the meaning of Section 409A of the Code;

“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

“U.S. Person” shall mean a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person);

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws.

2.2	Interpretation

(a)	Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa, and words importing any gender include any other gender.

(d)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day, such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)	The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

Article 3
ADMINISTRATION

3.1	Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants of Awards under the Plan may be made;

(b)	make grants of Awards under the Plan relating to the issuance of Shares (including any combination of Options, Restricted Share Units, Performance Share Units or Deferred Share Units) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines, and including, without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants; or

(B)	Awards may be forfeited to the Corporation,

including any conditions relating to the attainment of specified Performance Goals;

(iii)	the number of Shares to be covered by any Award;

(iv)	the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Awards;

(v)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine;

(c)	establish the form or forms of Award Agreements;

(d)	cancel, amend, adjust or otherwise change any Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan, which authority shall include, for avoidance of doubt, the discretion to do any of the following (or any other action that has the same effect as any of the following) without obtaining prior shareholder approval: (i) change the terms of an Option to lower its Exercise Price, (ii) take any other action that is treated as a “repricing” of an Option under generally accepted accounting principles, or (iii) repurchase for cash or cancel an Option at a time when the Exercise Price of such Option is greater than the market price of the underlying Shares in exchange for another Award;

(e)	construe and interpret this Plan and all Award Agreements;

(f)	adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(g)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2	Delegation to Committee

(a)	The initial Plan Administrator shall be the Board.

(b)	To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub-delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub-delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party. Any decision made or action taken by the Committee or any sub-delegate arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive and binding on the Corporation and all subsidiaries of the Corporation, all Participants and all other Persons.

(c)	If a Committee has been appointed pursuant to this Section 3.2, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and, in the case of a Committee administering the Plan in accordance with the requirements of Exchange Act Rule 16b-3 or Section 162(m) of the Code to the extent it remains applicable with respect to any outstanding Awards issued under the Corporation’s Prior Plan, to the extent permitted or required by such provisions.

3.3	Determinations Binding

Any decision made or action taken by the Board, the Committee or any sub-delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation, the affected Participant(s), their legal and personal representatives and all other Persons.

3.4	Eligibility

All current or former Directors, Employees and Consultants are eligible to participate in the Plan. Participation in the Plan is voluntary and eligibility to participate does not confer upon any current of former Director, Employee or Consultant any right to receive any grant of an Award pursuant to the Plan. The extent to which any current or former Director, Employee or Consultant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan Administrator.

3.5	Plan Administrator Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Without limiting the generality of the foregoing, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant an exemption or exclusion from such registration requirements and, in the case of Awards issued pursuant to an exemption or exclusion from such registration requirements of the U.S. Securities Act, the Plan Administrator may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Awards or other securities to reflect any such applicable restrictions. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.

3.6	Total Shares Subject to Awards

(a)	Subject to adjustment as provided for in Article 10 and any subsequent amendment to this Plan, the maximum aggregate number of Shares (the “Share Reserve”) that may be issued pursuant to Awards granted under the Plan shall initially be 10,000,000 Shares, and the Share Reserve shall automatically increase (the “Annual Increase”) on the first day of each calendar year beginning on January 1, 2025, and on the first day of each calendar year thereafter by a number of Shares equal to the greatest of (i) 3,000,000 Shares, (ii) twenty percent (20%) of the outstanding Shares on the last day of the immediately preceding calendar year, or (iii) such number of Shares determined by the Committee. The Corporation shall at all times while the Plan is in effect reserve such number of Shares as will be sufficient to satisfy the requirements of outstanding Awards granted under the Plan. The Shares subject to the Plan shall be either authorized and unissued Shares or treasury Shares. Notwithstanding anything to the contrary herein, the aggregate number of Shares that may be issued during the term of the Plan may not exceed 40,000,000 Shares. For clarity, the Share Reserve is a limitation on the number of Shares that may be issued pursuant to the Plan. As a single Share may be subject to grant more than once (e.g., if a Share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 3.6(b) below), the Share Reserve is not a limit on the number of Awards that can be granted. All of the Shares reserved for issuance under the Plan may (but not need be) issued pursuant to the exercise of ISOs.

(b)	To the extent any Awards (or portion(s) thereof) under this Plan (i) expire, terminate or are cancelled for any reason prior to exercise or settlement in full, (ii) are forfeited because of the failure to meet a contingency or condition required to vest such Shares or otherwise return to the Corporation, or (iii) are surrendered to the Corporation by the Participant, reacquired, withheld (or not issued) to satisfy a tax withholding obligation or to satisfy the purchase price or exercise price of an Award, the Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

(c)	Any Shares issued by the Corporation through the assumption or substitution of outstanding stock options or other equity-based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of Awards granted under this Plan.

3.7	Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, any Award Agreement to a Participant granted an Award pursuant to this Plan.

3.8	Non-transferability of Awards

Except as permitted by the Plan Administrator, and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and, immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death.

Article 4
OPTIONS

4.1	Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.

4.2	Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted. Unless otherwise determined by the Plan Administrator with respect to any Option granted to a U.S. Taxpayer, the Exercise Price must be not less than the greater of the closing market price of the Shares on:

(a)	The trading day prior to the Date of Grant; and

(b)	The Date of Grant.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4	Vesting and Exercisability

(a)	The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options.

(b)	Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant. Each vested Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable.

(c)	Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)	The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

4.5	Payment of Exercise Price

(a)	Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by certified cheque, wire transfer, bank draft or money order payable to the Corporation or by such other means as might, in the discretion of the Plan Administrator, be specified from time to time by the Plan Administrator, which may include (i) through an arrangement with a broker approved by the Corporation (or, except in the case of Canadian Taxpayers, through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option, (ii) through the cashless exercise process set out in Section 4.5(b) or (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Securities Laws, or any combination of the foregoing methods of payment.

(b)	Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, if permitted by the Plan Administrator, at its discretion, a Participant may, in lieu of exercising an Option pursuant to an Exercise Notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the closing market price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Corporation indicating the number of Options such Participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to Section 8.3, the Corporation shall satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the-Money Amount.

(c)	No Shares will be issued or transferred until full payment therefor has been received by the Corporation or arrangements for such payment have been made to the satisfaction of the Plan Administrator.

(d)	If a Participant surrenders Options through a Cashless Exercise pursuant to Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Income Tax Act (Canada) (the “Tax Act”) in respect of such surrender if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such surrender, the Corporation will, at the written request of the Participant, cause such election to be so made and filed (and such other procedures to be so undertaken).

Article 5
RESTRICTED SHARE UNITS; REstricted shares

5.1	Granting of RSUs

(a)	The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of services rendered by the applicable Participant in a taxation year (the “RSU Service Year”). If a Participant is to receive RSUs as remuneration for an RSU Service Year other than as a bonus or similar payment, the RSU grant shall be made before such remuneration has been earned, and, for greater certainty, if such RSU grants are made at the discretion of the Plan Administrator on a quarterly basis, each such RSU grant shall be made in advance of the quarter to which it relates. The terms and conditions of each RSU grant shall be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share upon the settlement of such RSU.

(b)	The number of RSUs (including fractional RSUs) granted at any particular time pursuant to this Article 5 will be calculated by dividing (i) the amount that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the greater of (A) the Market Price of a Share on the Date of Grant and (B) such amount as determined by the Plan Administrator in its sole discretion.

5.2	RSU Account

All RSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation as of the Date of Grant.

5.3	Vesting of RSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with Section 409A with respect to a U.S. Taxpayer.

5.4	Settlement of RSUs

The Plan Administrator shall have the sole authority to determine the settlement terms applicable to the grant of RSUs, provided that settlement shall in all cases be in the form of Shares, and further provided that, with respect to a U.S. Taxpayer, the terms comply with Section 409A to the extent it is applicable. Unless an RSU awarded to a U.S. Taxpayer is designed to be exempt from Section 409A (and the applicable RSU Agreement properly reflects terms required for such exemption), the applicable RSU Award Agreement will designate the payment date or event for settlement of the RSUs in accordance with the requirements of Section 409A, specifically setting forth such date or dates that are the “RSU Designated Payment Date(s)”. Subject to Section 11.7(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any RSU the Participant shall redeem each vested RSU for one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct.

5.5	Restricted Shares

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Restricted Shares to any Participant. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. During the restricted period applicable to a Restricted Share, the Restricted Share may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

As a condition to the grant of an Award of Restricted Shares, the Plan Administrator may allow a Participant to elect, or may require, that any cash dividends paid on a Restricted Share be automatically reinvested in additional Restricted Shares, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Shares; provided, that, to the extent applicable, any such election is intended to comply with Section 409A. Unless otherwise determined by the Plan Administrator and specified in the applicable Award Agreement, Shares distributed in connection with a Share split or Share dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share with respect to which such Share or other property has been distributed.

Article 6
PERFORMANCE SHARE UNITS

6.1	Granting of PSUs

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any Participant in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). If a Participant is to receive PSUs as remuneration for a PSU Service Year other than as a bonus or similar payment, the PSU grant shall be made before such remuneration has been earned. The terms and conditions of each PSU grant shall be evidenced by an Award Agreement, provided that, with respect to a U.S. Taxpayer, the terms comply with Section 409A to the extent it is applicable. Unless a PSU awarded to a U.S. Taxpayer is designed to be exempt from Section 409A (and the applicable PSU Agreement properly reflects terms required for such exemption), the applicable PSU Award Agreement will designate the payment date or event for settlement of the PSUs in accordance with the requirements of Section 409A (the “PSU Designated Payment Date”), and unless otherwise provided in the PSU Award Agreement, the PSU Designated Payment Date(s) will be the last day of the designated performance period. Each PSU will consist of a right to receive a Share upon the achievement of such Performance Goals during such performance periods as the Plan Administrator shall establish.

6.2	Terms of PSUs

The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s employment and the settlement terms pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award Agreement, provided that settlement shall in all cases be in the form of Shares.

6.3	Performance Goals

The Plan Administrator will issue Performance Goals prior to the Date of Grant to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied to performance relative to an index or comparator group, or on any other basis determined by the Plan Administrator. Following the Date of Grant, the Plan Administrator may modify the Performance Goals as necessary to align them with the Corporation’s corporate objectives, subject to any limitations set forth in an Award Agreement or an employment or other agreement with a Participant. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur and a maximum level of performance above which no additional settlement or vesting will be made (or at which full vesting will occur), all as set forth in the applicable Award Agreement.

6.4	PSU Account

All PSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation as of the Date of Grant.

6.5	Vesting of PSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs, provided that the terms comply with Section 409A, to the extent it is applicable, with respect to a U.S. Taxpayer.

6.6	Settlement of PSUs

The Plan Administrator shall have the authority to determine the settlement terms applicable to the grant of PSUs provided that settlement shall in all cases be in the form of Shares, and further provided that, with respect to a U.S. Taxpayer, the terms comply with Section 409A to the extent it is applicable. Subject to Section 11.7(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any PSU the Participant shall redeem each vested PSU for one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct.

Article 7
DEFERRED SHARE UNITS

7.1	Granting of DSUs

(a)	The Board may fix from time to time a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 7.1(b) to participate in the grant of additional DSUs pursuant to this Article 7. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 7 shall receive their Elected Amount (as that term is defined below) in the form of DSUs. The “Elected Amount” shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that would otherwise be paid in cash (the “Cash Fees”).

(b)	Each Electing Person who elects to receive their Elected Amount in the form of DSUs will be required to file a notice of election in the form of Schedule A hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year in which the services giving rise to the Director Fees that are subject to such election are performed (other than for Director Fees payable for the 2024 financial year, in which case any Electing Person who is not a U.S. Taxpayer as of the date of this Plan shall file the Election Notice by the date that is 30 days from the Effective Date with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of the first year in which an Electing Person who is a U.S. Taxpayer first becomes an Electing Person under the Plan (or any plan required to be aggregated with the Plan under Section 409A), an initial Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the end of the 30-day election period. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of their Cash Fees in cash.

(c)	Subject to Subsection 7.1(d), the election of an Electing Person under Subsection 7.1(b) shall be deemed to apply to all Cash Fees paid subsequent to the filing of the Election Notice. In the case of an Electing Person who is a U.S. Taxpayer, their election under Subsection 7.1(b) shall be deemed to apply to all Cash Fees that are earned in calendar years beginning after the Election Date. An Electing Person is not required to file another Election Notice for subsequent calendar years.

(d)	Each Electing Person who is not a U.S. Taxpayer is entitled once per calendar year to terminate their election to receive DSUs by filing with the Chief Financial Officer of the Corporation a termination notice in the form of Schedule B. Such termination shall be effective immediately upon receipt of such notice, provided that the Corporation has not imposed a “black-out” on trading. Thereafter, any portion of such Electing Person’s Cash Fees payable or paid in the same calendar year and, subject to complying with Subsection 7.1(b), all subsequent calendar years shall be paid in cash. For greater certainty, to the extent an Electing Person terminates their participation in the grant of DSUs pursuant to this Article 7, the Electing Person shall not be entitled to elect to receive the Elected Amount, or any other amount of their Cash Fees in DSUs again until the calendar year following the year in which the termination notice is delivered. An election by a U.S. Taxpayer to receive the Elected Amount in DSUs for any calendar year (or portion thereof) is irrevocable for that calendar year after the expiration of the election period for that year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Schedule C is delivered.

(e)	Any DSUs granted pursuant to this Article 7 prior to the delivery of a termination notice pursuant to Subsection 7.1(d) shall remain in the Plan following such termination and will be redeemable only in accordance with the terms of the Plan.

(f)	The number of DSUs (including fractional DSUs) granted at any particular time pursuant to this Article 7 will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount) by (ii) the Market Price of a Share on the Date of Grant.

(g)	In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant.

7.2	DSU Account

All DSUs received by a Participant (which, for greater certainty includes Electing Persons) shall be credited to an account maintained for the Participant on the books of the Corporation as of the Date of Grant. The terms and conditions of each DSU grant shall be evidenced by an Award Agreement.

7.3	Vesting of DSUs

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, DSUs shall vest immediately upon grant.

7.4	Settlement of DSUs

(a)	DSUs shall be settled on the date established in the Award Agreement; provided, however, that if there is no Award Agreement or the Award Agreement does not establish a date for the settlement of the DSUs, then, for a Participant who is not a U.S. Taxpayer, the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date nor later than the end of the first calendar year commencing after the Termination Date, as that term is defined at paragraph (c) without reference to the post-amble), and for a Participant who is a U.S. Taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice (which date shall not be earlier than the Participant’s Separation from Service nor later than the end of the first calendar year commencing after the Termination Date, as that term is defined at paragraph (c) without reference to the post-amble). On the settlement date for any DSU the Participant shall redeem each vested DSU for:

(i)	one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct;

(ii)	one fully paid and non-assessable Share purchased on the Participant’s behalf on the open market and delivered to the Participant or as the Participant may direct; or

(iii)	at the election of the Participant and subject to the approval of the Plan Administrator, a cash payment.

(b)	Any cash payments made under this Section 7.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation’s payroll or in such other manner as determined by the Corporation.

7.5	No Additional Amount or Benefit

For greater certainty, neither a Participant to whom DSUs are granted nor any person with whom such Participant does not deal at arm’s length (for purposes of the Tax Act) shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the Market Price of the Shares to which the DSUs relate.

Article 8
ADDITIONAL AWARD TERMS

8.1	Dividend Equivalents

(a)	Unless otherwise determined by the Plan Administrator and set forth in the particular Award Agreement, an Award of RSUs, PSUs and DSUs shall include the right for such RSUs, PSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs, PSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend by (b) the Market Price at the close of the first Business Day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account shall vest in proportion to the RSUs, PSUs and DSUs to which they relate, and shall be settled in accordance with Sections 5.4, 6.6, and 7.4 respectively.

(b)	The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

8.2	Black-out Period

In the event that an Award expires at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such Award will be the date that is 10 Business Days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact; provided that, solely with respect to a Participant who is a U.S. Taxpayer, the expiry date of such Award shall not be extended if such extension would violate Section 409A.

8.3	Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Award under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding or remittance liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless related withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances the Plan Administrator may require that a Participant pay to the Corporation the amount as the Corporation or a subsidiary of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or a subsidiary of the Corporation, as the case may be, or, at the discretion of the Plan Administrator, at any earlier date as a condition of vesting or settlement of the Award. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any Affiliate may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any Affiliate to the Participant, (b) require the sale, on behalf of the applicable Participant, of a number of Shares issued upon exercise, vesting or settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount or (c) enter into any other suitable arrangements for the receipt of such amount.

8.4	Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation, or as set out in the Participant’s employment agreement, Award Agreement or other written agreement, or as otherwise required by law or the rules of the Exchange. The Plan Administrator may at any time waive the application of this Section 8.4 to any Participant or category of Participants.

Article 9
TERMINATION OF EMPLOYMENT OR SERVICES

9.1	Termination of Employee, Consultant or Director

Subject to Section 9.2, unless otherwise determined by the Plan Administrator and set forth in an employment agreement, Award Agreement or other written agreement:

(a)	where a Participant’s employment, consulting agreement or arrangement is terminated or the Participant ceases to hold office or their position, as applicable, by reason of the voluntary resignation by the Participant or termination by the Corporation or a subsidiary of the Corporation for Cause, then any Option or other Award held by the Participant that has not been exercised, surrendered or settled as of the Termination Date shall be immediately forfeited and cancelled as of the Termination Date;

(b)	where a Participant’s employment, consulting agreement or arrangement is terminated by the Corporation or a subsidiary of the Corporation without Cause (whether such termination is lawful, or occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice) then a portion of any unvested Options or other Awards shall immediately vest on the Termination Date, such portion to be equal to the number of unvested Options and other Awards held by the Participant as of the Termination Date, multiplied by a fraction the numerator of which is the number of days between the Date of Grant and the Termination Date and the denominator of which is the number of days between the Date of Grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of (A) the Expiry Date of such Option and (B) the date that is 90 days after the Termination Date. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award (other than an Option) of a Participant who is not a U.S. Taxpayer, such Award will be settled within 90 days after the Termination Date. In the case of a vested RSU or a vested PSU of a U.S. Taxpayer (including RSUs and PSUs that become vested as a result of this Section 9.1(b)), such RSU or PSU will be settled within 90 days after the Termination Date. Vested DSUs of U.S. Taxpayers will be settled in accordance with the Participant’s Election Notice (the form of which is attached as Schedule A hereto);

(c)	where a Participant’s employment, consulting agreement or arrangement terminates on account of their becoming Disabled, then a portion of any unvested Options or other Awards shall immediately vest on the Termination Date, such portion to be equal to the number of unvested Options and other Awards held by the Participant as of the Termination Date, multiplied by a fraction the numerator of which is the number of days between the Date of Grant and the Termination Date and the denominator of which is the number of days between the Date of Grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the Participant at any time until the Expiry Date of such Option. Any vested Award (other than an Option) of a Participant who is not a U.S. Taxpayer will be settled within 90 days after the Termination Date. In the case of a vested RSU or a vested PSU of a U.S. Taxpayer (including RSUs and PSUs that become vested as a result of this Section 9.1(c)), such RSU or PSU will be settled within 90 days after the Termination Date. Vested DSUs of U.S. Taxpayers will be settled in accordance with the Participant’s Election Notice (the form of which is attached as Schedule A hereto);

(d)	where a Participant’s employment, consulting agreement or arrangement is terminated by reason of the death of the Participant, then a portion of any unvested Options or other Awards shall immediately vest on the Termination Date, such portion to be equal to the number of unvested Options or other Awards held by the Participant as of the Termination Date, multiplied by a fraction the numerator of which is the number of days between the Date of Grant and the Termination Date and the denominator of which is the number of days between the Date of Grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the Participant’s beneficiary or legal representative (as applicable) at any time during the period that terminates on the earlier of (A) the Expiry Date of such Option and (B) the first anniversary of the Termination Date. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award (other than an Option), of a Participant who is not a U.S. Taxpayer, such Award will be settled with the Participant’s beneficiary or legal representative (as applicable) within 90 days after the date of the Participant’s death. In the case of a vested RSU or a vested PSU of a U.S. Taxpayer (including RSUs and PSUs that become vested as a result of this Section 9.1(d)), such RSU or PSU will be settled with the Participant’s beneficiary or legal representative within 90 days after the Participant’s death. Vested DSUs of U.S. Taxpayers will be settled in accordance with the Participant’s Election Notice (the form of which is attached as Schedule A hereto);

(e)	where the employment, consulting agreement or arrangement of a Participant is terminated due to the Participant’s Retirement, then a portion of any unvested Options or other Awards shall immediately vest on the Termination Date, such portion to be equal to the number of unvested Options or other Awards held by the Participant as of the Termination Date, multiplied by a fraction the numerator of which is the number of days between the Date of Grant and the Termination Date and the denominator of which is the number of days between the Date of Grant and the date any unvested Options or other Awards were originally scheduled to vest. Any vested Option may be exercised by the Participant at any time during the period that terminates on the earlier of (A) the Expiry Date of such Option and (B) the third anniversary of the Termination Date. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. With respect to Awards of Participants who are not U.S. Taxpayers, in the case of a vested Award other than an Option, such Award will be settled within 90 days after the Participant’s Retirement. In the case of a vested Award other than an Option (and with respect to U.S. Taxpayers a Vested Award other than an Option or a DSU), such Award will be settled at the same time the Award would otherwise have been settled had the Participant remained in active service with the Corporation or its subsidiary. With respect to Awards of Participants who are U.S. Taxpayers, vested RSUs and vested PSUs (including RSUs and PSUs that become vested as a result of this Section 9.1(e)) will be settled within 90 days after the Participant’s Termination Date. Vested DSUs of U.S. Taxpayers will be settled in accordance with the Participant’s Election Notice (the form is attached as Schedule A hereto). Notwithstanding the foregoing, if, following their Retirement, the Participant commences (the “Commencement Date”) employment, consulting or acting as a Director of the Corporation or any of its subsidiaries (or in an analogous capacity) or otherwise as a service provider to any Person that carries on or proposes to carry on a business competitive with the Corporation or any of its subsidiaries, any Option or other Award held by the Participant that has not been exercised or settled as of the Commencement Date shall be immediately forfeited and cancelled as of the Commencement Date;

(f)	a Participant’s eligibility to receive further grants of Options or other Awards under this Plan ceases as of the earliest of the following:

(i)	the Termination Date; or

(ii)	the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated for any reason whatsoever (whether such termination is lawful, or occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), notwithstanding that such date may be prior to the Termination Date.

(g)	notwithstanding Subsection 9.1(b), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, but with due regard for Section 409A, Options or other Awards are not affected by a change of employment or consulting agreement or arrangement or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation; and

(h)	for greater clarity, RSUs PSUs and DSUs granted to a Participant who is a U.S. Taxpayer are intended to comply with Section 409A, and unless otherwise provided in the applicable Award Agreement or other written agreement, or unless exempt from Section 409A, the settlement of vested RSUs and vested PSUs will occur, subject to Subsections 11.7(d) and 10.2(c), at the earlier of (i) the Participant’s Separation from Service, and (ii) the RSU Designated Payment Date or PSU Designated Payment Date, as applicable. DSUs granted to a Participant who is a U.S. Taxpayer will be settled and paid out in accordance with the Participant’s Election Notice (the form of which is attached as Schedule A hereto).

9.2	Discretion to Permit Acceleration of Vesting

Notwithstanding the provisions of Section 9.1, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Section, or in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, permit the acceleration of vesting of any or all Awards or waive termination of any or all Awards, all in the manner and on the terms as may be authorized by the Plan Administrator, taking into account the requirements of Section 409A of the Code with respect to Awards of U.S. Taxpayers, to the extent it is applicable, and provided that such acceleration of vesting will not change the time of settlement of an Award that is subject to Section 409A unless otherwise permitted under Section 409A.

Article 10
EVENTS AFFECTING THE CORPORATION

10.1	General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 10 would have an adverse effect on this Plan or on any Award granted hereunder.

10.2	Change in Control

Except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant:

(a)	subject to this Section 10.2, but notwithstanding anything else in this Plan or any Award Agreement, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Awards into or for rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Awards to vest and become exercisable, realizable or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights, then such Award may be terminated by the Corporation without payment); (iv) the replacement of such Award with other rights or property selected by the Board in its sole discretion where such replacement would not be materially adverse to the holder, in the Plan Administrator’s sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Subsection 10.2(a), the Plan Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing:

(i)	in the case of Options held by a Canadian Taxpayer the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 10.2(a)) any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Tax Act) of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted; and

(ii)	in the case of RSUs and PSUs held by a Canadian Taxpayer the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 10.2(a)) any property in connection with a Change in Control other than rights to acquire shares of a corporation or units of a “mutual fund trust” (as defined in the Tax Act) of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted;

(b)	notwithstanding Section 9.1, and except as otherwise provided in a written employment or other agreement between the Corporation or a subsidiary of the Corporation and a Participant, if within 12 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment, consultancy or directorship is terminated by the Corporation or a subsidiary of the Corporation without Cause:

(i)	any unvested Awards held by the Participant at the Termination Date shall immediately vest; and

(ii)	any vested Awards of Participants may be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of (A) the Expiry Date of such Award and (B) the date that is 90 days after the Termination Date, provided that any vested Awards (other than Options and DSUs) granted to U.S. Taxpayers will be settled within 90 days of the Participant’s Separation from Service. DSUs of U.S. Taxpayers will be settled in accordance with the Participant’s Election Notice (the form of which is attached as Schedule A hereto) unless earlier settlement upon the Participant’s Separation from Service would be permitted under Section 409A. Any Award that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled;

(c)	notwithstanding Subsection 10.2(a) and unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on an Exchange, then the Corporation may terminate all of the Awards, other than an Option, RSU or PSU held by a Canadian Taxpayer for the purposes of the Tax Act, granted under this Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the Award held by such Participant as determined by the Plan Administrator, acting reasonably, provided that any vested Awards granted to U.S. Taxpayers will be settled within 90 days of the Change in Control, and provided further that DSUs of a U.S. Taxpayer will not be terminated and paid out pursuant to this Subsection 10.2(c) unless otherwise permitted in compliance with Section 409A; and

(d)	it is intended that any actions taken under this Section 10.2 will comply with the requirements of Section 409A of the Code with respect to Awards granted to U.S. Taxpayers.

10.3	Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, then, subject to the prior approval of the Exchange, if required, (i) the number of Shares reserved for issuance under the Plan shall be correspondingly adjusted and (ii) the Plan Administrator will make such adjustments to Awards (such as the number and type of securities subject to an Award, the Exercise Price of an Award and any performance goals) or to any provisions of this Plan as the Plan Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Notwithstanding the foregoing, no adjustment under this Section 10.3 shall reduce the maximum number of Shares which may be issued under the Plan, the Annual Increase, or reduce any limitations related to Incentive Stock Options. For example, if the Corporation effects a reverse stock split of its outstanding Shares, the number of Shares available upon the exercise of any Award shall be adjusted; however, the maximum number of Shares available under the Plan shall not be correspondingly adjusted.

10.4	Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

10.5	Immediate Acceleration of Awards

In taking any of the steps provided in Sections 10.3 and 10.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 10.3 and 10.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required to, permit the immediate vesting of any unvested Awards, provided that any adjustment of acceleration of vesting undertaken pursuant to Article 10 shall be undertaken only in a manner, and to the extent, they will not result in adverse tax consequences under Section 409A of the Code.

10.6	Issue by Corporation of Additional Shares

Except as expressly provided in this Article 10, neither:

(a)	the issue by the Corporation of (i) shares of any class, (ii) securities convertible into or exchangeable for shares of any class or (iii) securities otherwise entitling the holder to acquire shares of any class (including, without limitation, stock options and Share purchase warrants); nor

(b)	the issuance of the underlying securities upon the exercise of the conversion, exchange or other acquisition rights attaching to such securities;

affects, and no adjustment by reason thereof is to be made with respect to, the number of Shares that may be acquired as a result of a grant of Awards.

10.7	Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 10 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

Article 11
U.S. TAXPAYERS

11.1	Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code ( “ISOs”). Each Option shall be designated in the Award Agreement as either an ISO or a non-qualified stock option. If an Award Agreement fails to designate an Option as either an ISO or non-qualified stock option, the Option will be a non-qualified stock option. Further, to the extent that an Award is designated as an ISO in the applicable Award Agreement but, for any reason, fails to qualify as a ISO under Section 422 of the Code and the Treasury Regulations promulgated thereunder, such Award will be a non-qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO. Non-qualified stock options will be granted to a U.S. Taxpayer only if (i) such U.S. Taxpayer performs services for the Corporation or any corporation or other entity in which the Corporation has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined under Section 409A, such that the Option will constitute an option to acquire “service recipient stock” within the meaning of Section 409A, or (ii) such Option otherwise is exempt from Section 409A.

11.2	Certain Defined Terms

For the purposes of this Article 11:

(a)	“employee” means any person who is considered an employee of the Corporation or any parent corporation or subsidiary of the Corporation for purposes of Treasury Regulation Section 1.421-1(h);

(b)	“parent corporation” has the meaning ascribed thereto in Sections 424(e) of the Code; and

(c)	“subsidiary corporation” has the meaning ascribed thereto in Sections 424(f) of the Code.

11.3	ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. ISOs may be granted at the discretion of the Plan Administrator, provided that ISOs may only be granted to an individual who is an employee of the Corporation or of a parent corporation or subsidiary corporation of the Corporation. No ISO may be granted more than ten years after the earlier of (i) the date on which the Plan is adopted by the Board or (ii) the date on which the Plan is approved by the shareholders.

11.4	ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a parent corporation or subsidiary corporation on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the fair market value of the Shares subject to the Option.

11.5	$100,000 Per Year Limitation for ISOs

To the extent the aggregate fair market value as at the Date of Grant of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation and any parent corporation or subsidiary corporation) exceeds US$100,000, such excess ISOs shall be treated as non-qualified stock options.

11.6	Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date the person makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the Date of Grant or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

11.7	Section 409A of the Code

(a)	This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. Any reference in this Plan to Section 409A of the Code shall also include any regulation promulgated thereunder or any other formal guidance issued by the Internal Revenue Service with respect to Section 409A of the Code. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)	All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c)	The Plan Administrator, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer’s vested Awards in the Plan under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d)	Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non-qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six-month anniversary of such separation from service.

11.8	Section 83(b) Election

If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Shares subject to vesting or other forfeiture conditions, the Participant shall be required to promptly file a copy of such election with the Corporation.

11.9	Application of Article 11 to U.S. Taxpayers

For greater certainty, the provisions of this Article 11 shall only apply to U.S. Taxpayers.

Article 12
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

12.1	Amendment, Suspension, or Termination of the Plan

No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion, determines appropriate; provided, however, that:

(a)	no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements;

(b)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained; and

(c)	no such amendment, modification or change may alter the requirement that the settlement of vested RSUs, PSUs and Options held by a Canadian Taxpayer for the purposes of the Tax Act must be in the form of Shares.

12.2	Shareholder Approval

Notwithstanding Section 12.1 and subject to any rules of the Exchange, approval of the holders of Shares shall be required for any amendment, modification or change that:

(a)	increases the maximum number of Shares reserved for issuance under the Plan, except pursuant to the provisions under Article 10 which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(b)	extends the term of an Option Award beyond the original Expiry Date (except where an Expiry Date would have fallen within a blackout period applicable to the Participant or within 10 Business Days following the expiry of such a blackout period);

(c)	permits an Option Award to be exercisable beyond 10 years from its Date of Grant (except where an Expiry Date would have fallen within a blackout period of the Corporation);

(d)	increases or removes the limits on the participation of Directors;

(e)	permits Awards to be transferred to a Person;

(f)	changes the eligible participants of the Plan; or

(g)	deletes or reduces the range of amendments which require approval of shareholders under this Section 12.2.

12.3	Permitted Amendments

Without limiting the generality of Section 12.1, but subject to Section 12.2, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)	making any amendments to the general vesting provisions of each Award;

(b)	making any amendments to the provisions set out in Article 9;

(c)	making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be materially prejudicial to the rights or interests of the Participants, as the case may be;

(d)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments required to comply with Exchange policies and amendments or that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(e)	making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be materially prejudicial to the rights and interests of the Participants.

Article 13
MISCELLANEOUS

13.1	Legal Requirements and Other Considerations

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed. The Plan Administrator may require each Person acquiring Shares (or any other securities) to represent to and agree with the Corporation in writing that such Person is acquiring the Shares (or any other securities) in accordance with applicable laws and without a view to distribution thereof. The certificates for such Shares (or other securities) may include any legend that the Plan Administrator deems appropriate to reflect any restrictions on transfer which the Plan Administrator determines, in its discretion, arise under the U.S. Securities Act, any other applicable Securities Laws or are otherwise applicable. All certificates for any Shares (or any other securities) delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations, and other requirements promulgated by the SEC, any Exchange upon which the Shares may then be listed, and any applicable Securities Laws, and the Plan Administrator may cause a legend (or legends) to be placed on any such certificates to make appropriate reference to such restrictions, in its sole discretion.

13.2	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. Except if and as strictly required by applicable employment/labour standards legislation, no Participant will be entitled to any damages or other compensation for any Award that does not vest due to termination of the Participant’s employment with the Corporation or any Affiliate of the Corporation for any reason.

13.3	Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as a Director, Employee or Consultant. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

13.4	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest whether or not such action would have an adverse effect on this Plan or any Award.

13.5	Conflict

In the event that an Award is granted or a Award Agreement, consulting agreement or employment agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan. In the event of conflicting provisions contained within any applicable Award Agreement, employment agreement or consulting agreement, the Plan Administrator shall have sole discretion to determine the prevailing provision and interpretation thereof.

13.6	Anti-Hedging Policy

By accepting an Award each Participant acknowledges that the Participant is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards.

13.7	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence) in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

13.8	Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

13.9	International Participants; Local Law Modifications

(a)	With respect to Participants who reside or work outside Canada and the United States, the Plan Administrator may, in its sole discretion, amend or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub-plans to reflect such amended or otherwise modified provisions.

(b)	Without limiting the generality of Section 3.1, the Plan Administrator may, in its sole discretion, amend or otherwise modify, without shareholder approval, the forms of and terms of Awards with respect to Canadian Taypayers, in order to conform such terms with the provisions of local law. Such Awards or the grant of such Awards shall not be in any way void or invalidated; rather, such amendments and modifications shall be deemed to conform with the Plan, and shall not be subject to adjustment under Section 13.5

13.10	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.

13.11	General Restrictions or Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.

13.12	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

13.13	Notices

All written notices to be given by a Participant to the Corporation shall be delivered either personally or by e-mail or mail, postage prepaid, addressed as follows:

Grafiti Holding Inc.
c/o Norton Rose Fulbright Canada LLP

510 W Georgia St #1800, Vancouver, BC V6B 0M3, Canada

Attention: Chief Financial Officer.

All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

13.14	Electronic Delivery

The Corporation or the Board may from time to time establish procedures for (i) the electronic delivery of any documents that the Corporation may elect to deliver (including, but not limited to, plan documents, award notices and agreements, and all other forms of communications) in connection with any award made under the Plan, (ii) the receipt of electronic instructions from Participants and/or (iii) an electronic signature system for delivery and acceptance of any such documents. Compliance with such procedures shall satisfy any requirement to provide documents in writing and/or for a document to be signed or executed.

13.15	Effective Date

This Plan becomes effective on a date to be determined by the Plan Administrator, subject to the approval of the shareholders of the Corporation.

13.16	Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

13.17	Submission to Jurisdiction

The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan and including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.

__________

Schedule A

Grafiti Holding Inc. (the “Corporation”)
2024 Stock Incentive Plan (the “Plan”)

ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Plan, I hereby elect to participate in the grant of deferred share units (“DSUs”) pursuant to Article 7 of the Plan and to receive ____% of my Cash Fees in the form of DSUs.

If I am a U.S. Taxpayer, I hereby further elect for any DSUs subject to this Election Notice to be settled on the later of (i) my “separation from service” (within the meaning of Section 409A) or (ii) ______________________________.

I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them;

(b)	I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time;

(c)	the value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed; and

(d)	to the extent I am a U.S. Taxpayer, I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election after the expiration of the election period will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.

I understand that the amount of the Cash Fees that I elect to defer under this Election Notice are subject to the rights of the Corporation’s creditors in the event of the Corporation’s insolvency. I further understand that this Election Notice will be effective upon receipt by the Corporation.

Once I have elected to defer Cash Fees into additional DSUs by filing this Election Notice, the deferral election will govern the entire period to which it relates and cannot be revoked. Similarly, to the extent that I am a U.S. Taxpayer and have elected the time of settlement of my DSUs by filing this Election Notice, the settlement election will be irrevocable and may not be changed at any time prior to settlement of the DSUs subject to such election.

Date:
(Name of Participant)

(Signature of Participant)

Notice to Directors who are not U.S. Taxpayers

If you, as an “Electing Person” under the Plan, wish to elect to receive any portion (the “Elected Amount”) of the Director Fees that would otherwise be payable to you in cash (the “Cash Fees”) in the form of DSUs, you must file this notice of election (the “Election Notice”) with the Chief Financial Officer (the “CFO”) of the Corporation pursuant to Section 7.1(b) of the Plan:

(a)	if you are an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply; or

(b)	if you are a newly appointed as a Director, within 30 days of your appointment with respect to compensation paid for services to be performed after such date.

Subject to applicable tax law, the Elected Amount can be between 0% and 100% of your Cash Fees.

If no election is made within the foregoing time frames, you will be deemed to have elected to be paid the entire amount of you Cash Fees in cash.

Subject to Section 7.1(d) of the Plan, your election shall be deemed to apply to all Cash Fees paid subsequent to the filing of the Election Notice with the CFO. You are not required to file another Election Notice for subsequent calendar years.

Under Section 7.1(d) of the Plan, you may elect once per calendar year to terminate your election to receive DSUs by filing with the CFO a termination notice (the “Termination Notice”) in the form annexed to the Plan as Schedule B. Such termination shall be effective immediately upon receipt of such notice by the Corporation, provided that the Corporation has not imposed a “black-out” on trading. Thereafter, any portion of your Cash Fees payable or paid in the same calendar year and, subject to filing a further Election Notice in accordance with Section 7.1(b) of the Plan, all subsequent calendar years shall be paid in cash. For greater certainty, to the extent that you terminate your participation in the grant of DSUs pursuant to Article 7 of the Plan, you will not be entitled to elect to receive the Elected Amount, or any other amount of your Cash Fees in DSUs again until the calendar year following the year in which the Termination Notice is delivered

Please refer to Article 7 of the Plan for further information, and consult your professional tax adviser as to the tax consequences of making an election.

Notice to Directors who are U.S. Taxpayers

If you, as an “Electing Person” under the Plan, wish to elect to receive any portion (the “Elected Amount”) of the Director Fees that would otherwise be payable to you in cash (the “Cash Fees”) in the form of DSUs, you must file this notice of election (the “Election Notice”) with the Chief Financial Officer (the “CFO”) of the Corporation pursuant to Section 7.1(b) of the Plan:

(a)	if you are an existing Electing Person, by December 31st in the year prior to the year in which the services giving rise to the Director Fees that are subject to such election are performed; or

(b)	if you are a newly appointed, and this is the first year in which you are electing to be an Electing Person under the Plan (or any plan required to be aggregated with the Plan under Section 409A of the Code), within 30 days of your appointment, provided that such election shall apply only to compensation paid for services to be performed after the end of the 30-day election period.

Subject to applicable tax law, the Elected Amount can be between 0% and 100% of your Cash Fees.

If no election is made within the foregoing time frames, you will be deemed to have elected to be paid the entire amount of you Cash Fees in cash.

Subject to Section 7.1(d) of the Plan, your election shall be deemed to apply to all Cash Fees earned after the date on which you file this Election Notice with the CFO. You are not required to file another Election Notice for subsequent calendar years.

Under Section 7.1(d) of the Plan, you may elect to terminate your election to receive DSUs by filing with the CFO a termination notice (a “Termination Notice”) in the form annexed to the Plan as Schedule C. As a U.S. Taxpayer, your election to receive the Elected Amount in DSUs for any calendar year (or portion thereof) is irrevocable for that calendar year after the expiration of the election period for that year, and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the Termination Notice is delivered.

Please refer to Article 7 of the Plan for further information, and consult your professional tax adviser as to the tax consequences of making an election.

__________

Schedule B

Grafiti Holding Inc.
2024 Stock Incentive Plan (the “Plan”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the date hereof shall be paid in deferred share units (“DSUs”) in accordance with Article 7 of the Plan.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Name of Participant)

(Signature of Participant)

Note:	An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

Schedule C

Grafiti Holding Inc. (the “Corporation”)
2024 Stock Incentive Plan (the “Plan”)

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUs (U.S. TAXPAYERS)

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in deferred share units (“DSUs”) in accordance with Article 7 of the Plan.

I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.

I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

Date:
(Name of Participant)

(Signature of Participant)

Note:	An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.